EXHIBIT 14.(a).1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (No No. 333-111932) of Tefron Ltd. ("Tefron") of our report dated March 16, 2005, with respect to the consolidated financial statements of Tefron included in this Annual Report on Form 20-F for the year ended December 31, 2004.



                                           /s/ Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel                           Kost Forer Gabbay & Kasierer
April 21, 2005                             A Member of the Ernst & Young Global